CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions `Financial Highlights," and "Independent Auditors" and to the use of our reports on the Primary Income Fund and Primary U. S. Government Fund dated July 28, 2000 in the Registration Statement (Form N-1A) of the Primary Income Funds, Inc. and their incorporation by reference in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange commission in this Post-Effective Amendment No. 14 to the Registration Statement under the Securities Act of 1933 (File No. 33-29468) and in this Amendment No. 16 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-05831).



                                       /s/ Ernst & Young LLP



Milwaukee, Wisconsin
October 26, 2000